                                                              EXHIBIT 2.2

================================================================================

                          RELIANCE STEEL & ALUMINUM CO.

       $60,000,000 4.87% Senior Secured Notes, Series L, due July 1, 2011

                                       and

       $75,000,000 5.35% Senior Secured Notes, Series M, due July 1, 2013

                                 --------------

                             NOTE PURCHASE AGREEMENT

                                  -------------

                            Dated as of July 1, 2003

================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                                        HEADING                                                PAGE
SECTION 1.                 AUTHORIZATION OF NOTES................................................................       1

SECTION 2.                 SALE AND PURCHASE OF NOTES............................................................       2

SECTION 3.                 CLOSING...............................................................................       2

SECTION 4.                 CONDITIONS TO CLOSING.................................................................       2

       Section 4.1.        Representations and Warranties........................................................       2
       Section 4.2.        Performance; No Default...............................................................       2
       Section 4.3.        Compliance Certificates...............................................................       3
       Section 4.4.        Opinions of Counsel...................................................................       3
       Section 4.5.        Purchase Permitted by Applicable Law, Etc.............................................       3
       Section 4.6.        Sale of Other Notes...................................................................       4
       Section 4.7.        Payment of Special Counsel Fees.......................................................       4
       Section 4.8.        Private Placement Numbers.............................................................       4
       Section 4.9.        Changes in Corporate Structure........................................................       4
       Section 4.10.       Security Agreement....................................................................       4
       Section 4.11.       Intercreditor Agreement...............................................................       4
       Section 4.12.       Subsidiary Guaranties.................................................................       4
       Section 4.13.       Insurance.............................................................................       4
       Section 4.14.       Filings and Recordings................................................................       4
       Section 4.15.       Proceedings and Documents.............................................................       5

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................       5

       Section 5.1.        Organization; Power and Authority.....................................................       5
       Section 5.2.        Authorization, Etc....................................................................       5
       Section 5.3.        Disclosure............................................................................       5
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates......................       6
       Section 5.5.        Financial Statements..................................................................       7
       Section 5.6.        Compliance with Laws, Other Instruments, Etc..........................................       7
       Section 5.7.        Governmental Authorizations, Etc......................................................       7
       Section 5.8.        Litigation; Observance of Agreements, Statutes and Orders.............................       7
       Section 5.9.        Taxes.................................................................................       8
       Section 5.10.       Title to Property; Leases.............................................................       8
       Section 5.11.       Licenses, Permits, Etc................................................................       8
       Section 5.12.       Compliance with ERISA.................................................................       8
       Section 5.13.       Private Offering by the Company.......................................................       9

       Section 5.14.       Use of Proceeds; Margin Regulations...................................................       9
       Section 5.15.       Existing Debt; Future Liens...........................................................      10
       Section 5.16.       Foreign Assets Control Regulations, Etc...............................................      10
       Section 5.17.       Status under Certain Statutes.........................................................      10
       Section 5.18.       Environmental Matters.................................................................      11

SECTION 6.                 REPRESENTATIONS OF THE PURCHASER......................................................      11

       Section 6.1.        Purchase for Investment...............................................................      11
       Section 6.2.        Source of Funds.......................................................................      11
       Section 6.3.        Competitors of the Company............................................................      13

SECTION 7.                 INFORMATION AS TO COMPANY.............................................................      13

       Section 7.1.        Financial and Business Information....................................................      13
       Section 7.2.        Officer's Certificate.................................................................      16
       Section 7.3.        Inspection............................................................................      16

SECTION 8.                 PREPAYMENT OF THE NOTES...............................................................      17

       Section 8.1.        Required Prepayments..................................................................      17
       Section 8.2.        Optional Prepayments with Make-Whole Amount; Prepayments Pursuant to
                              Intercreditor Agreement.......-....................................................      17
       Section 8.3.        Allocation of Partial Prepayments.....................................................      17
       Section 8.4.        Maturity; Surrender, Etc..............................................................      18
       Section 8.5.        Purchase of Notes.....................................................................      18
       Section 8.6.        Make-Whole Amount.....................................................................      18

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................      19

       Section 9.1.        Compliance with Law...................................................................      19
       Section 9.2.        Insurance.............................................................................      20
       Section 9.3.        Maintenance of Properties.............................................................      20
       Section 9.4.        Payment of Taxes and Claims...........................................................      20
       Section 9.5.        Corporate Existence, Etc..............................................................      20
       Section 9.6.        Security..............................................................................      21
       Section 9.7.        Further Assurances....................................................................      22

SECTION 10.                NEGATIVE COVENANTS....................................................................      22

       Section 10.1.       Consolidated Funded Debt..............................................................      22
       Section 10.2.       Subsidiary Debt.......................................................................      22
       Section 10.3.       Incurrence of Current Debt............................................................      23
       Section 10.4.       Minimum Consolidated Net Worth........................................................      24
       Section 10.5.       Liens.................................................................................      24
       Section 10.6.       Restrictions on Dividends of Subsidiaries.............................................      26
       Section 10.7.       Sale of Assets, Etc...................................................................      26
       Section 10.8.       Merger, Consolidation, Etc............................................................      26
       Section 10.9.       Line of Business......................................................................      27

       Section 10.10.          Transactions with Affiliates......................................................      27
       Section 10.11.          Designation of Subsidiaries.......................................................      28

SECTION 11.                EVENTS OF DEFAULT.....................................................................      28

SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................      31

       Section 12.1.       Acceleration..........................................................................      31
       Section 12.2.       Other Remedies........................................................................      31
       Section 12.3.       Rescission............................................................................      31
       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc.....................................      32

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................      32

       Section 13.1.       Registration of Notes.................................................................      32
       Section 13.2.       Transfer and Exchange of Notes........................................................      32
       Section 13.3.       Replacement of Notes..................................................................      33

SECTION 14.                PAYMENTS ON NOTES.....................................................................      33

       Section 14.1.       Place of Payment......................................................................      33
       Section 14.2.       Home Office Payment...................................................................      33

SECTION 15.                EXPENSES, ETC.........................................................................      34

       Section 15.1.       Transaction Expenses..................................................................      34
       Section 15.2.       Survival..............................................................................      34

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................      34

SECTION 17.                AMENDMENT AND WAIVER..................................................................      35

       Section 17.1.       Requirements..........................................................................      35
       Section 17.2.       Solicitation of Holders of Notes......................................................      35
       Section 17.3.       Binding Effect, Etc...................................................................      35
       Section 17.4.       Notes Held by Company, Etc............................................................      36

SECTION 18.                NOTICES...............................................................................      36

SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................      36

SECTION 20.                CONFIDENTIAL INFORMATION..............................................................      37

SECTION 21.                SUBSTITUTION OF PURCHASER.............................................................      38

SECTION 22.                MISCELLANEOUS.........................................................................      38

       Section 22.1.       Successors and Assigns................................................................      38
       Section 22.2.       Payments Due on Non-Business Days.....................................................      38
       Section 22.3.       Severability..........................................................................      38
       Section 22.4.       Construction..........................................................................      39
       Section 22.5.       Counterparts..........................................................................      39
       Section 22.6.       Governing Law.........................................................................      39

Signature........................................................................................................      40

SCHEDULE A          --     Information Relating to Purchasers

SCHEDULE B          --     Defined Terms

SCHEDULE C          --     Existing Investments

SCHEDULE 4.9        --     Changes in Corporate Structure

SCHEDULE 5.3        --     Disclosure Materials

SCHEDULE 5.4        --     Subsidiaries of the Company and Ownership of
                           Subsidiary Stock

SCHEDULE 5.5        --     Financial Statements

SCHEDULE 5.8        --     Certain Litigation

SCHEDULE 5.11       --     Patents, Etc.

SCHEDULE 5.14       --     Use of Proceeds

SCHEDULE 5.15       --     Existing Debt

EXHIBIT 1A          --     Form of 4.87% Senior Note, Series L, due July 1, 2011

EXHIBIT 1B          --     Form of 5.35% Senior Note, Series M, due July 1, 2013

EXHIBIT 4.4(a)      --     Form of Opinion of Counsel to the Company

EXHIBIT 4.4(b)      --     Form of Opinion of Counsel to the Subsidiary
                           Guarantors

EXHIBIT 4.4(c)      --     Form of Opinion of Special Counsel to the Purchasers

EXHIBIT 4.10        --     Form of Security Agreement

EXHIBIT 4.11        --     Form of Intercreditor Agreement

EXHIBIT 9.6(a)      --     Form of Evidence with Respect to Release of Security
                           Agreement

EXHIBIT 9.6(b)      --     Form of Subsidiary Guaranty

                          RELIANCE STEEL & ALUMINUM CO.
                       350 SOUTH GRAND AVENUE, SUITE 5100
                          LOS ANGELES, CALIFORNIA 90071

                                       Re:
       $60,000,000 4.87% Senior Secured Notes, Series L, due July 1, 2011
                                       and
       $75,000,000 5.35% Senior Secured Notes, Series M, due July 1, 2013

                                                                     Dated as of
                                                                    July 1, 2003

TO THE PURCHASER LISTED IN
THE ATTACHED SCHEDULE A WHO
IS A SIGNATORY TO THIS AGREEMENT:

Ladies and Gentlemen:

         RELIANCE STEEL & ALUMINUM CO., a California corporation (the "Company"), agrees with you as follows:

SECTION 1.     AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of (a) $60,000,000 aggregate principal amount of its 4.87% Senior Secured Notes, Series L, due July 1, 2011 (the "Series L Notes"; such term to include any notes of the same series issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)), and (b) $75,000,000 aggregate principal amount of its 5.35% Senior Secured Notes, Series M, due July 1, 2013 (the "Series M Notes"; such term to include any notes of the same series issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series L Notes and the Series M Notes are herein collectively referred to as the "Notes."

         The Series L Notes shall be substantially in the form set out in
Exhibit 1A, with such changes therefrom, if any, as may be approved by you and the Company. The Series M Notes shall be substantially in the form set out in
Exhibit 1B, with such changes therefrom, if any, as may be approved by you and the Company.

         The Notes will be (a) secured by the Security Documents and (b) guaranteed by each of the Subsidiary Guarantors.

         Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.     SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements"; this Agreement and the Other Agreements shall be collectively referred to as the "Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3.     CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing on July 1, 2003 (the "Closing"). At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note for each series of Notes to be purchased by you (or such greater number of Notes of each series to be purchased by you in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 14592 50201 at the principal office of Bank of America, National Association, 525 South Flower Street, Los Angeles, California 90071, ABA #121000358, Attention: Deanna T. Rocha, Reference: Reliance Steel & Aluminum Co. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.     CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1, 10.2, 10.3, 10.5 or
10.10 hereof had such Sections applied since such date.

         Section 4.3.      Compliance Certificates.

         (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

         (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         (c) Subsidiary Guarantor Officer's Certificate. Each Subsidiary Guarantor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the representations and warranties of such Subsidiary Guarantor contained in its Subsidiary Guaranty are true and correct at the time of the Closing.

         (d) Subsidiary Guarantor Secretary's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of its Subsidiary Guaranty.

         Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance reasonably satisfactory to you, dated the date of the Closing (a) from Kay Rustand, Esq., General Counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from counsel for each Subsidiary Guarantor, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you) and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

         Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the date of the Closing.

         Section 4.8. Private Placement Numbers. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series L Notes and the Series M Notes.

         Section 4.9. Changes in Corporate Structure. Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         Section 4.10. Security Agreement. The Security Agreement, in the form of Exhibit 4.10, shall have been duly executed by all of the parties thereto and delivered to you.

         Section 4.11. Intercreditor Agreement. The Intercreditor Agreement, in the form of Exhibit 4.11, shall have been duly executed by all of the parties thereto and delivered to you.

         Section 4.12. Subsidiary Guaranty. Each Subsidiary Guarantor shall have executed and delivered the Subsidiary Guaranty.

         Section 4.13. Insurance. The Agent and each holder of the Notes shall have received reasonably satisfactory evidence that the Collateral (as defined in the Intercreditor Agreement) is insured against fire and other casualties at replacement cost, together with standard mortgage clauses naming the Agent (for the benefit of the holders of the Notes) as mortgagee or secured party. The Agent and each holder of the Notes shall also have received reasonably satisfactory original certificates of general public liability insurance, naming each holder of a Note as an additional insured. All premiums on such policies shall be prepaid by the Company.

         Section 4.14. Filings and Recordings. All actions shall have been taken at the Company's expense as are necessary and appropriate for the holders of the Notes and Bank of America, National Association to maintain a valid and perfected first priority lien and security interest in and to the Collateral detailed in the Security Agreement, including, without limitation, the filing and recording of such documents and Uniform Commercial Code financing statements as may be necessary and appropriate, subject to Liens permitted by Section 10.5.

         Section 4.15. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Security Documents and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, Etc. This Agreement, the Other Agreements, the Security Documents and the Notes have each been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and each Security Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agent, Banc of America Securities LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated June 2003 (the "Memorandum"), relating to the transactions contemplated hereby, and the Company has delivered to you a copy of its most recent Annual Report on Form 10-K for the period ending December 31, 2002. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, the Company makes no representations regarding any selected reprints, press releases and equity research reports delivered to you with the Memorandum to the extent such information was prepared by third parties. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2002, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) of the Company's Affiliates, other than Subsidiaries, and (3) of the Company's directors and senior officers. Schedule 5.4 identifies which Subsidiaries are designated Restricted Subsidiaries at the date of the Closing.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Other Agreements, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Restricted Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Restricted Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Other Agreements, the Security Documents and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected (the consent of Bank of America, National Association and the Requisite Lenders under the Credit Agreement shall have been obtained at or prior to the date of the Closing), (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

         Section 5.7. Governmental Authorizations, Etc. Other than filings or registrations to be made in connection with the perfection and/or protection of Liens on the Collateral under the Security Documents, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority which has not been obtained or made is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Agreements, any Security Document or the Notes.

         Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1997.

         Section 5.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties owned by the Company or any Restricted Subsidiary reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement and the Other Agreements. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         Section 5.11.     Licenses, Permits, Etc. Except as disclosed in
Schedule 5.11,

                  (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

         Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under the Plans (other than Multiemployer Plans), determined as of the end of such Plans' most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plans' most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in
Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Restricted Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own any margin stock. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of December 31, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries, except that the Debt of the Company may have increased by an amount not in excess of $250,000,000 representing the cost of the acquisition discussed in the Memorandum ($135,000,000 of the acquisition cost is being financed by the issuance of Notes under this Agreement and the Other Agreements and the remaining $115,000,000 is being financed under the Credit Agreement). Neither the Company nor any Restricted Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

         Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, (a) neither the Company nor any of its Subsidiaries (i) is a blocked person described in Section 1 of Executive Order 13224 of the September 23, 2001 Blocking Property and Prohibiting Transaction With Persons Who Commit and Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (ii) engages in any dealings or transactions, or is otherwise associated, with any such blocked person and (b) the Company and its Subsidiaries are in compliance, in all Material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

         Section 5.17. Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b)      neither the Company nor any of its Subsidiaries has
         (1) stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or (2) disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.     REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. You represent that (a) you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control and (b) you are an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) the Source is either (1) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d)      the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source is an "insurance company general account" within the meaning of PTE 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         Section 6.3. Competitors of the Company. You agree that you will not resell the Notes purchased by you under this Agreement to a Person which, to the best of your knowledge, is a Competitor or Competitor Affiliate. It is understood and agreed that in establishing compliance by you with the foregoing, you may reasonably rely upon the written representation of the transferee of a Note to the effect that such transferee is not a Competitor or Competitor Affiliate.

SECTION 7.     INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements--within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                           (1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                           (2) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements--within 105 days after the end of each fiscal year of the Company, duplicate copies of

                           (1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (2) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                           (i) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (ii) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with or followed by the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act delivered within 120 days after the end of such fiscal year) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (ii) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (2) each regular or periodic report and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and declared effective and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following involving potential liability of the Company and/or any of its Subsidiaries in excess of $5,000,000, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (1) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (2)      the taking by the PBGC of steps to
                  institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g)      Unrestricted Subsidiaries -- at such time as either
         (1) the aggregate amount of the total assets of all Unrestricted Subsidiaries exceeds 10% of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP or (2) one or more Unrestricted Subsidiaries account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries determined in accordance with GAAP, within the respective periods provided in paragraphs (a) and (b) above, financial statements of the character and for the dates and periods as in said paragraphs (a) and
         (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis) together with consolidating statements reflecting eliminations or adjustments required in order to reconcile such financial statements to the corresponding financial statements of the Company and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through
         Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.     PREPAYMENT OF THE NOTES.

         Section 8.1. Required Prepayments. Except as provided in Section 8.2, the Company may not prepay the Notes of any series prior to their respective expressed maturity date. The entire unpaid principal amount of the Series L Notes shall become due and payable on July 1, 2011. The entire unpaid principal amount of the Series M Notes shall become due and payable on July 1, 2013.

         Section 8.2. Optional Prepayments with Make-Whole Amount; Prepayments Pursuant to Intercreditor Agreement. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of each series to be prepaid on such date, the principal amount of each Note of each series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due with respect to each series of Notes in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         If amounts are to be applied to the principal of the Notes pursuant to the terms of the Intercreditor Agreement, such principal amount together with interest owing thereon to the prepayment date pursuant to the Intercreditor Agreement and the Make-Whole Amount, if any, with respect to such principal amount of each Note shall be due and payable on such date.

         Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated (a) among all of the series of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of each series of Notes and (b) among all of the Notes of a given series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note of any series, the principal of such Note that is to be prepaid pursuant to
         Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note of any series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note of any series, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as page "PX-1" of the Bloomberg Financial Markets Services Screen (or such other display as may replace page "PX-1" of the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (ii) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note of any series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note of any series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.     AFFIRMATIVE COVENANTS.

         The Company covenants that from and after the execution and delivery of this Agreement and so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6.      Security.

         (a) Security Agreement. The Company will execute and deliver to each holder of Notes, at the Closing, the Security Agreement. You hereby agree that the Security Agreement shall be released upon your receipt of written evidence, in the form attached hereto as Exhibit 9.6(a), that no other Debt of the Company that was secured by the Security Agreement is supported by any Lien or security agreement from the Company or any Material Subsidiary. In the event that the Security Agreement is so released and other Debt of the Company that was secured by the Security Agreement is thereafter supported by any Lien or security agreement from the Company or any Material Subsidiary, the Company (i) shall provide each holder of the Notes with at least 30 days' prior written notice thereof, which notice shall describe in reasonable detail such proposed other Lien or security agreement and (ii) concurrent with the effectiveness of such other Lien or security agreement, will execute and deliver to each holder of Notes, a new security agreement in the form of the Security Agreement granting a first priority pari passu Lien on the Collateral (as defined in the Security Agreement) to the Agent for the benefit of the holders of the Notes.

         (b) Subsidiary Guaranties and Collateral. The Company will cause each of its Material Subsidiaries existing as of the date of the Closing to execute and deliver to each holder of Notes, at the Closing (i) a subsidiary guaranty in the form attached hereto as Exhibit 9.6(b) (the "Subsidiary Guaranty") pursuant to which such Material Subsidiary will unconditionally guarantee all obligations of the Company under this Agreement, the Other Agreements, the Notes and the other Security Documents and (ii) the Security Agreement pursuant to which such Material Subsidiary will grant and maintain a first priority pari passu security interest (subject to Liens permitted by Section 10.5) in the Collateral (as defined in the Security Agreement) to the Agent for the benefit of the holders of the Notes. The Company will cause (a) each of its Restricted Subsidiaries that becomes a Material Subsidiary at any time after the Closing and (b) each Material Subsidiary that is acquired at any time after the Closing to execute and deliver to each holder of Notes, within 10 Business Days after becoming a Material Subsidiary (i) a supplement to the Subsidiary Guaranty pursuant to which such Material Subsidiary will unconditionally guarantee all obligations of the Company under this Agreement, the Other Agreements, the Notes and the other Security Documents and (ii) a supplement to the Security Agreement pursuant to which such Material Subsidiary
(y) will grant and maintain a first priority pari passu security interest (subject to Liens permitted by Section 10.5) in certain of its then owned or thereafter acquired personal property to the Agent for the benefit of the holders of the Notes and (z) will pledge its ownership of all of its shares of the capital stock of any Restricted Subsidiary to the Agent for the benefit of the holders of the Notes. The Company hereby agrees that, notwithstanding
Section 10.11 hereof, at all times when the Subsidiary Guaranty or the Security Agreement is in effect (a) total net revenues of the Company and its Material Subsidiaries for the period of the immediately preceding four fiscal quarters shall be greater than or equal to 80% of the consolidated total net revenues of the Company and its Subsidiaries for such period and (b) total assets of the Company and its Material Subsidiaries, as of the last day of the immediately preceding fiscal quarter, shall be greater than or equal to 80% of Consolidated Total Assets as of such date, in each case as reflected in the most recent annual or quarterly financial statements of the Company and its Subsidiaries.

         Notwithstanding the foregoing, you hereby agree that the Security Agreement shall be released upon your receipt of written evidence, in the form attached hereto as Exhibit 9.6(a), that no other Debt of the Company that was secured by the Security Agreement is supported by any Lien or security agreement from the Company or any Material Subsidiary. In the event that the Security Agreement is so released and other Debt of the Company that was secured by the Security Agreement is thereafter supported by any Lien or security agreement from any Material Subsidiary, the Company (i) shall provide each holder of the Notes with at least 30 days' prior written notice thereof, which notice shall describe in reasonable detail such proposed other Lien or security agreement and
(ii) concurrent with the effectiveness of such other Lien or security agreement, will cause each of its Material Subsidiaries that executed and delivered a security agreement supporting such other Debt to execute and deliver to each holder of Notes, a new security agreement in the form of the Security Agreement granting a first priority pari passu Lien on the Collateral (as defined in the Security Agreement) to the Agent for the benefit of the holders of the Notes.

         Additionally, you hereby further agree that the Subsidiary Guaranty shall be released upon your receipt of written evidence, in the form attached hereto as Exhibit 9.6(a), that no other Debt of the Company is supported by any Guaranty from any Material Subsidiary. In the event that the Subsidiary Guaranty is so released and other Debt of the Company is thereafter supported by any Guaranty from any Material Subsidiary, the Company (i) shall provide each holder of the Notes with at least 30 days' prior written notice thereof, which notice shall describe in reasonable detail such proposed other Guaranty and (ii) concurrent with the effectiveness of such other Guaranty, will cause each of its Material Subsidiaries that executed and delivered a Guaranty supporting such other Debt to execute and deliver to each holder of Notes, a new Guaranty in the form of the Subsidiary Guaranty.

         Section 9.7. Further Assurances. At the written request of the Agent or any holder of Notes, the Company will, at no expense to the Agent or any holder of Notes, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances reasonably necessary or proper for (i) the perfection and maintenance of the security interests and pledges being provided for pursuant to the Security Documents, (ii) carrying out the purposes of this Agreement, the Other Agreements, the Notes and each Security Document and (iii) better assuring the rights of the holders of the Notes under this Agreement, the Other Agreements, the Notes and each Security Document.

SECTION 10.    NEGATIVE COVENANTS.

         The Company covenants that from and after the execution and delivery of this Agreement and so long as any of the Notes are outstanding:

         Section 10.1. Consolidated Funded Debt. The Company will not at any time permit Consolidated Funded Debt to exceed 60% of Total Capitalization.

         Section 10.2. Subsidiary Debt. The Company will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, except:

         (a) Debt of a Restricted Subsidiary owed to the Company or to a Wholly-Owned Restricted Subsidiary;

         (b) Debt of a Restricted Subsidiary outstanding on the date hereof and disclosed in Schedule 5.15 hereto, provided that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement;

         (c) Debt of a Restricted Subsidiary outstanding at the time such Restricted Subsidiary becomes a Restricted Subsidiary, provided that (1) such Debt shall not have been incurred in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary and (2) immediately after such Restricted Subsidiary becomes a Restricted Subsidiary no Default or Event of Default shall exist, and provided, further, that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement;

         (d) Debt of a Restricted Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.2, provided that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt, (1) no Default or Event of Default exists and (2) the total amount of all Debt of Restricted Subsidiaries plus all Debt of the Company secured by Liens permitted by Section 10.5(k) does not exceed 10% of Consolidated Net Worth; and

         (e) Debt of any Restricted Subsidiary evidenced by the Subsidiary Guaranty with respect to the Notes.

         For the purposes of this Section 10.2, any Person becoming a Restricted Subsidiary after the date hereof shall be deemed, at the time it becomes a Restricted Subsidiary, to have incurred all of its then outstanding Debt.

         Section 10.3. Incurrence of Current Debt. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Current Debt, unless there shall have been during the immediately preceding twelve months a period of at least 28 consecutive days on each of which there shall have been no Current Debt of the Company or its Restricted Subsidiaries outstanding in excess of the amount of additional Funded Debt that the Company would have been permitted to (but did not) incur on such day under Section 10.1. Solely for the purpose of calculating the foregoing limitation on Current Debt, Current Debt shall be deemed to be Funded Debt and included, without duplication, in the computation of both Consolidated Funded Debt and Total Capitalization under Section 10.1.

         For the purposes of this Section 10.3, any Person becoming a Restricted Subsidiary after the date hereof shall be deemed, at the time it becomes a Restricted Subsidiary, to have incurred all of its then outstanding Current Debt.

         Section 10.4. Minimum Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $500,000,000, plus (b) an aggregate amount equal to 25% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended December 31, 2003.

         Section 10.5. Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
         Section 9.4;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                  (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                  (f) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Debt owing to the Company or to another Restricted Subsidiary;

                  (g) Liens existing on the date of this Agreement and securing the Debt of the Company and its Restricted Subsidiaries referred to in Schedule 5.15 and Liens granted pursuant to this Agreement, the Other Agreements, the Credit Agreement (so long as the Intercreditor Agreement shall remain in effect and each Lender under the Credit Agreement is a party to the Intercreditor Agreement) or the Security Documents;

                  (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that

                           (1) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed,

                           (2) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed or (ii) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                           (3)      any such Lien shall be created
                  contemporaneously with, or within 180 days after, the acquisition or construction of such property;

                  (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (2) each such Lien shall extend solely to the item or items of property so acquired;

                  (j) any Lien renewing, extending or refunding any Lien permitted by paragraph (g), (h) or (i) of this Section 10.5, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property, (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist, and (4) immediately after such extension, renewal or refunding, the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of
         Section 10.1 owing to a Person other than a Restricted Subsidiary; and

                  (k) other Liens not otherwise permitted by paragraphs (a) through (j), securing Debt of the Company or any Restricted Subsidiary, provided that the total amount of all Debt of Restricted Subsidiaries plus all Debt of the Company secured by Liens permitted by this paragraph (k) does not exceed 10% of Consolidated Net Worth.

         Section 10.6. Restrictions on Dividends of Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement which would restrict any Restricted Subsidiary's ability or right to pay dividends to, or make advances to or Investments in, the Company or, if such Restricted Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Restricted Subsidiary.

         Section 10.7.     Sale of Assets, Etc. Except as permitted under
Section 10.8, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary; and

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                  (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company; and

                  (d) immediately after giving effect to the Asset Disposition, the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 10.1 owing to a Person other than a Restricted Subsidiary.

         If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.7 as of any date, shall be deemed not to be an Asset Disposition.

         Notwithstanding the foregoing, so long as no Default or Event of Default shall exist, the Company may, and may permit any Restricted Subsidiary to, enter into any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any property acquired or constructed by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary and, within 180 days after such acquisition or completion of construction, the Company or any Restricted Subsidiary shall lease or intend to lease, as lessee, the same property.

         Section 10.8. Merger, Consolidation, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with or into any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Restricted Subsidiary of the Company and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.7), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) if the Company is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements, the Security Documents and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (c)      immediately after giving effect to such transaction:

                           (1) no Default or Event of Default would exist, and

                           (2) the Successor Corporation would be permitted by the provisions of Section 10.1 hereof to incur at least $1.00 of additional Funded Debt owing to a Person other than a Subsidiary of the Successor Corporation.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement, the Other Agreements, the Security Documents or the Notes.

         Section 10.9. Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

         Section 10.10. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 10.11. Designation of Subsidiaries. The Company may designate any Subsidiary to be a Restricted Subsidiary and may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by giving written notice to each holder of Notes that the Board of Directors of the Company has made such designation, provided, however, that no Subsidiary may be designated a Restricted Subsidiary and no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless, at the time of such action and after giving effect thereto, (a) solely in the case of a Restricted Subsidiary being designated an Unrestricted Subsidiary, such Restricted Subsidiary being designated an Unrestricted Subsidiary shall not have any continuing Investment in the Company or any Restricted Subsidiary, (b) no Default or Event of Default shall exist, and (c) the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 10.1 owing to a Person other than a Restricted Subsidiary. Any Restricted Subsidiary which has been designated an Unrestricted Subsidiary and which has then been designated a Restricted Subsidiary again, in each case in accordance with the provisions of the immediately preceding sentence shall not at any time thereafter be designated an Unrestricted Subsidiary. Any Unrestricted Subsidiary which has been designated a Restricted Subsidiary and which has then been designated an Unrestricted Subsidiary again, in each case in accordance with the provisions of the first sentence of this Section 10.11 shall not at any time thereafter be designated a Restricted Subsidiary. Notwithstanding the foregoing, the Company shall not permit any Subsidiary incorporated under the laws of Mexico or any State thereof to be designated a Restricted Subsidiary unless, after giving effect to such designation, the total assets of all Restricted Subsidiaries incorporated under the laws of Mexico or any State thereof (in the aggregate), as of the last day of the immediately preceding fiscal quarter, would not exceed 10% of Consolidated Total Assets as of such date, in each case as reflected in the most recent annual or quarterly financial statements of the Company and its Subsidiaries.

SECTION 11.    EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in any Security Agreement or the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.10, inclusive, hereof or any term contained in the Intercreditor Agreement; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11; provided that if a default shall occur under Section 10.11, then promptly upon the remedy of such default, the Company shall recalculate whether the Company was in compliance with Section 10.1 through 10.7 hereof, inclusive, as of the time of the occurrence of such default (such recalculations to be based upon the corrected designations with respect to Restricted Subsidiaries and Unrestricted Subsidiaries) and, if applicable, the Company shall comply with Section 7.1(d)); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Restricted Subsidiary or by any officer of the Company or any Restricted Subsidiary in this Agreement, in any Security Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (1) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (ii) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

                  (g) the Company or any Restricted Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC and the amount owed by the Company or any ERISA Affiliate due to such termination exceeds $5,000,000, or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) any Subsidiary Guarantor shall breach its obligations under the Subsidiary Guaranty or any Subsidiary Guaranty shall have been declared to be unenforceable or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of its obligations under its Subsidiary Guaranty or shall take any other affirmative action to cause its Subsidiary Guaranty to cease to be valid or enforceable.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.    REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company or a Restricted Subsidiary described in paragraph (g) or (h) of
Section 11 (other than an Event of Default described in clause (1) of paragraph
(g) or described in clause (6) of paragraph (g) by virtue of the fact that such clause encompasses clause (1) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c)      If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register, by series of Notes, for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Any transfer shall comply with applicable securities laws. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of (a) Exhibit 1A, in the case of a Series L Note, and (b) Exhibit 1B, in the case of a Series M Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.    PAYMENTS ON NOTES.

         Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15.    EXPENSES, ETC.

         Section 15.1. Transaction Expenses. (a) Whether or not the transactions contemplated hereby are consummated, the Company will pay the reasonable attorneys' fees and disbursements of Chapman and Cutler, your special counsel, incurred in connection with the transactions contemplated by the Agreements and the Security Documents. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

         (b) The Company will pay all costs and expenses, including reasonable attorneys' fees for your special counsel incurred by you or any other holder of the Notes in connection with any amendments, waivers or consents under or in respect of this Agreement, the Security Documents or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (1) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Security Documents or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Security Documents or the Notes, or by reason of being a holder of any Note, and (2) the costs and expenses, including financial advisors' fees incurred by you or any other holder of the Notes in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and by the Security Documents.

         (c) The Company will pay the fees and expenses of the Agent incurred in connection with the transactions contemplated by the Agreements and the Security Documents.

         Section 15.2.     Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Security Documents or the Notes, and the termination of this Agreement.

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein or in any Security Document shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary Guaranty pursuant to this Agreement or any Security Document shall be deemed representations and warranties of the Company or such Subsidiary Guarantor under this Agreement. Subject to the preceding sentence, this Agreement, the Security Documents and the Notes embody the entire agreement and understanding between you, the Company and the Subsidiary Guarantors supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.    AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20. The Security Documents may be amended in accordance with the terms thereof.

         Section 17.2.     Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.    NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (1) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Senior Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.    REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.    CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, other than by your violation of the terms of this Section, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (1) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (2) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any Federal or state regulatory authority having jurisdiction over you, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or
(8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to you, (ii) in response to any subpoena or other legal process,
(iii) in connection with any litigation to which you are a party (where, in your sole discretion, the information is material and relevant to the subject matter of the litigation) or (iv) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the Security Documents. Any holder of a Note (and any employee, representative or other agent of such holder) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure. The authorization in the immediately preceding sentence is not intended to permit, and does not permit, disclosure of any information not related to the tax treatment or tax structure of the transaction, including, for example, the identities of participants or potential participants and any Confidential Information regarding the operations or finances of the Company and its Subsidiaries. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.    SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.    MISCELLANEOUS.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       RELIANCE STEEL & ALUMINUM CO.

                                       By_______________________________________
                                         Title:

                                       By_______________________________________
                                         Title:

Accepted as of July 1, 2003:

                                       [VARIATION]

                                       By_______________________________________
                                         Title:

                       INFORMATION RELATING TO PURCHASERS

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                     Series L         Series M

TEACHERS INSURANCE AND ANNUITY                     $30,000,000       $30,000,000
 ASSOCIATION OF AMERICA
730 Third Avenue
New York, New York 10017-3206

Payments

All payments on or in respect of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

         Chase Manhattan Bank
         ABA #021-000-021
         Account of: Teachers Insurance and Annuity Association of America Account Number 900-2-000200
         For further credit to the TIAA Account Number: G07040
         Reference: PPN#/Issuer Name/Maturity Date/Interest Rate/Principal and Interest Breakdown

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth
(1) the full name, private placement number and interest rate of the Notes; (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York 10017-3206
         Attention: Securities Accounting Division
         Telephone:   (212) 916-6004
         Fax:         (212) 916-6955

                                   SCHEDULE A
                          (to Note Purchase Agreement)

All other notices and communications shall be delivered or mailed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York 10017-3206
         Attention: Securities Division/Brian Roelke
         Telephone:   (212) 916-5174 (Telephone Number)
                      (212) 916-6547 (General Telephone Number)
         Fax:         (212) 916-6901 (Telecopier Number)

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number: 13-1624203

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                    Series L          Series M

JOHN HANCOCK VARIABLE LIFE                         $5,000,000        $10,000,000
 INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

Payments

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

         Fleet Boston
         ABA #011000138
         Boston, Massachusetts 02110
         Account of: John Hancock Life Insurance Company
                     Private Placement Collection Account
         Account Number 00541-55417
         On Order of:  Reliance Steel & Aluminum Co.,
         4.87% Senior Secured Notes, Series L, due July 1, 2011, PPN Number 75952* AR 1
         5.35% Senior Secured Notes, Series M, due July 1, 2013, PPN Number 75952* AS 9

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

         John Hancock Variable Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention:  Investment Accounting Division, B-3
         Fax:  (617) 572-0628
         and

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: S. Daye/K. Boyce, T-57
         Fax: (617) 572-5495

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: Bond and Corporate Finance Group, T-57
         Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: Investment Law Division, T-30
         Fax: (617) 572-9269

Name in which Notes are to be issued: John Hancock Variable Life Insurance
Company

Taxpayer I.D. Number: 04-2664016

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                     Series L          Series M

JOHN HANCOCK LIFE INSURANCE COMPANY                 $3,000,000        $7,000,000
(for the General Account)
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

Payments

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

            Fleet Boston
            ABA #011000138
            Boston, Massachusetts 02110
            Account of: John Hancock Life Insurance Company
                        Private Placement Collection Account
            Account Number 00541-55417
            On Order of: Reliance Steel & Aluminum Co.
            4.87% Senior Secured Notes, Series L, due July 1, 2011, PPN Number 75952* AR 1
            5.35% Senior Secured Notes, Series M, due July 1, 2013, PPN Number 75952* AS 9

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: Investment Accounting Division, B-3
         Fax: (617) 572-0628

         and

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: S. Daye/K. Boyce, T-57
         Fax: (617) 572-5495

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: Bond and Corporate Finance Group, T-57
         Fax: (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: Investment Law Division, T-30
         Fax: (617) 572-9269

Name in which Notes are to be issued:  John Hancock Life Insurance Company

Taxpayer I.D. Number: 04-1414660

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                             Series M

GOLDMAN SACHS INTERNATIONAL                                 $2,000,000
c/o John Hancock Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

Payments

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

         HARE & CO.
         c/o The Bank of New York
         ABA #021-000-018
         BNF: IOC566
         FFC: Account Number 132852/Goldman Sachs International
         On Order of: Reliance Steel & Aluminum Co., PPN Number 75952* AS 9, 5.35% Senior Secured Notes, Series M, due July 1, 2013

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

         HARE & CO.
         c/o Bank of New York
         P.O. Box 19266
         Newark, New Jersey 07195

         and

         Goldman Sachs
         Attn: Carly Scales
         85 Broad Street, 29th Floor
         New York, New York 10004

         and

         Goldman Sachs
         Attn: dividends/fixed income
         PO Box 74
         Bowling Green Station
         New York, New York 10274-0074

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention: Bond and Corporate Finance Group, T-57
         Fax: (617) 572-1605

         and

         Goldman Sachs
         Attention: Val Feygin
         85 Broad Street, 29th Floor
         New York, New York 10004

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

         Goldman Sachs
         Attn: Val Feygin
         85 Broad Street, 29th Floor
         New York, New York 10004

         and

         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention:  Investment Law Division, T-30
         Fax: (617) 572-9269

Name of nominee in which Notes are to be issued: HARE & CO.

Taxpayer I.D. Number: Not Applicable (beneficial owner is not a U.S. company)

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED
                                                               Series M
THE GUARDIAN LIFE INSURANCE COMPANY                           $5,000,000
OF AMERICA                                                    $5,000,000
c/o Berkshire Life Insurance Company of                       $2,000,000
America
700 South Street
Pittsfield, Massachusetts 01201-8285
Attention: Ellen Whittaker
Fax Number: (413) 442-9763

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment, as "Reliance Steel & Aluminum Co., 5.35% Senior Secured Notes, Series M, due July 1, 2013, PPN 75952* AS 9, principal premium or interest") to

         JP Morgan Chase
         FED ABA #021000021
         CHASE/NYC/CTR/BNF
         A/C 900-9-000200
         Reference A/C #G05978, Guardian Life
         And the name and CUSIP for which payment is being made

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:

         The Guardian Life Insurance Company of America
         7 Hanover Square
         New York, New York 10004-2616
         Attention: Investment Accounting Dept. 17-B
         Fax Number: (212) 919-2906

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5123390

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                              Series L

FORT DEARBORN LIFE INSURANCE COMPANY                         $2,500,000
c/o Berkshire Life Insurance Company of America
700 South Street
Pittsfield, Massachusetts 01201-8285
Attention: Ellen Whittaker
Fax Number: (413) 442-9763

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment, as "Reliance Steel & Aluminum Co., 4.87% Senior Secured Notes, Series L, due July 1, 2011, PPN 75952* AR 1, principal, premium or interest") to:

         Bank One
         ABA #044000037
         For further credit to Bank One
         Account #980401787
         Attention: A/C #2600218703 Ft. Dearborn Life Insurance Company -
                    Guardian MVA

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:

         Fort Dearborn Life Insurance Company
         c/o The Guardian Life Insurance Company of America
         Attention:  Investment Accounting Department 17-B
         7 Hanover Square
         New York, New York 10004-2616
         Fax Number: (212) 919-2906

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Strafe & Co.

Taxpayer I.D. Number: 31-0649116

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                               Series L

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.                $2,500,000
c/o Berkshire Life Insurance Company of America
700 South Street
Pittsfield, Massachusetts 01201-8285
Attention: Ellen Whittaker
Fax Number: (413) 442-9763

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment, as "Reliance Steel & Aluminum Co., 4.87% Senior Secured Notes, Series L, due July 1, 2011, PPN 75952* AR 1, principal, premium or interest") to:

         JP Morgan Chase
         FED ABA #021000021
         CHASE/NYC/CTR/BNF
         A/C 900-9-000200
         Reference A/C #G53637, GIAC - Guardian Tradition And the name and CUSIP for which payment is being made

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:

         The Guardian Insurance & Annuity Company, Inc.
         c/o The Guardian Life Insurance Company of America
         7 Hanover Square
         New York, New York 10004-2616
         Attention: Investment Accounting Dept. 17-B
         Fax Number: (212) 919-2906

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-2656036

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                              Series M

HARTFORD LIFE INSURANCE COMPANY                              $10,000,000
c/o Hartford Investment Management Company
c/o Investment Department-Private Placements
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8884

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment, as "Reliance Steel & Aluminum Co., 5.35% Senior Secured Notes, Series M, due July 1, 2013, PPN 75952* AS 9, principal premium or interest") to

         JP Morgan Chase
         4 New York Plaza
         New York, New York 10004
         ABA No.: 021-000-021
         Chase NYC/Cust
         Account No. 900-9-000200 for F/C/T G06641-CRC
         Attn: Bond Interest/Principal - Reliance Steel & Aluminum Co., 5.35%,
               Due 7/1/2013
         PPN #75952* AS 9 Prin $________ Int $________

         with sufficient information to identify the source and application of such funds.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such wire transfer to be addressed to:

         Hartford Investment Management Company
         c/o Portfolio Support
         P.O. Box 1744
         Hartford, Connecticut 06144-1744
         Telefacsimile: (860) 297-8875/8876

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0974148

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                               Series L

HARTFORD LIFE INSURANCE COMPANY                               $5,000,000
c/o Hartford Investment Management Company
c/o Investment Department-Private Placements
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8884

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment, as "Reliance Steel & Aluminum Co., 4.87% Senior Secured Notes, Series L, due July 1, 2011, PPN 75952* AR 1, principal, premium or interest") to:

         JP Morgan Chase
         4 New York Plaza
         New York, New York 10004
         ABA No.: 021-000-021
         Chase NYC/Cust
         Account No. 900-9-000200 for F/C/T G06616-LSO
         Attn: Bond Interest/Principal - Reliance Steel & Aluminum Co., 4.87%,
               Due 7/1/2011
         PPN #75952* AR 1 Prin $________ Int $________

         with sufficient information to identify the source and application of such funds.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such wire transfer to be addressed to:

         Hartford Investment Management Company
         c/o Portfolio Support
         P.O. Box 1744
         Hartford, Connecticut 06144-1744
         Telefacsimile: (860) 297-8875/8876

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0974148

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                                Series L

ALLSTATE LIFE INSURANCE COMPANY                                $3,000,000
3075 Sanders Road, STE G5D                                     $6,000,000
Northbrook, Illinois 60062-7127
Attention: Private Placements Department
Telephone Number: (847) 402-7117
Telecopier Number: (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the exact format as follows:

         BBK =    Harris Trust and Savings Bank
                  ABA #071000288
         BNF =    Allstate Life Insurance Company
                  Collection Account #168-117-0
         ORG =    Reliance Steel & Aluminum Co.
         OBI =    DPP - PPN 75952* AR 1
                  Payment Due Date (MM/DD/YY) - P ______ (Enter "P" and the amount of principal being remitted, for example, P5000000.00) - I ______ (Enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

         Allstate Insurance Company
         Investment Operations--Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, Illinois 60062-7127
         Telephone: (847) 402-6672
         Telecopy: (847) 326-7032

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-2554642

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                              Series L

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK                  $3,000,000
3075 Sanders Road, STE G5D
Northbrook, Illinois 60062-7127
Attention: Private Placements Department
Telephone Number: (847) 402-7117
Telecopier Number: (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the exact format as follows:

         BBK =    Harris Trust and Savings Bank
                  ABA #071000288
         BNF =    Allstate Life Insurance Company of New York
                  Collection Account #168-120-4
         ORG =    Reliance Steel & Aluminum Co.
         OBI =    DPP - PPN 75952* AR 1
                  Payment Due Date (MM/DD/YY) - P ______ (Enter "P" and the amount of principal being remitted, for example, P5000000.00) - I ______ (Enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

         Allstate Insurance Company
         Investment Operations--Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, Illinois 60062-7127
         Telephone: (847) 402-6672
         Telecopy: (847) 326-7032

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-2608394

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                               Series M

AMERUS LIFE INSURANCE COMPANY                                 $3,000,000
c/o AmerUs Capital Management
699 Walnut Street, Suite 300
Des Moines, Iowa 50309
Attention: Steve Sweeney
Telephone: (515) 362-3542
Facsimile: (515) 362-3631

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment, as "Reliance Steel & Aluminum Co., 5.35% Senior Secured Notes, Series M, due July 1, 2013, PPN 75952* AS 9, principal premium or interest") to:

         The Bank of New York
         New York, New York
         ABA #021000018
         BNF: IOC566
         Attention: P&I Department
         Reference: AmerUs Life Account 010040, PPN Number 75952* AS 9

Notices

All notices and communications with respect to payments and written confirmation of each such payment, to be addressed:

         AmerUs Life Insurance Company
         c/o AmerUs Capital Management
         699 Walnut Street, Suite 300
         Des Moines, Iowa 50309
         Attention: Mary Lantz
         Telephone: (515) 362-3523
         Facsimile: (515) 283-3439

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: HARE & CO.

Taxpayer I.D. Number for Hare & Co.: 13-6062916

Taxpayer I.D. Number for AmerUs : 42-0175020

                                                     PRINCIPAL AMOUNT AND SERIES
NAME AND ADDRESS OF PURCHASER                         OF NOTES TO BE PURCHASED

                                                               Series M
AMERICAN INVESTORS LIFE INSURANCE COMPANY                     $1,000,000
c/o AmerUs Capital Management
699 Walnut Street, Suite 300
Des Moines, Iowa 50309
Attention: Steve Sweeney
Telephone: (515) 362-3542
Facsimile: (515) 362-3631

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment, as "Reliance Steel & Aluminum Co., 5.35% Senior Secured Notes, Series M, due July 1, 2013, PPN 75952* AS 9, principal premium or interest") to:

         The Bank of New York
         New York, New York
         ABA #021000018
         BNF: IOC566
         Attention: P&I Department
         Reference: American Investors Life Account 010048, PPN Number 75952*
                    AS 9

All notices and communications with respect to payments and written confirmation of each such payment, to be addressed:

         American Investors Life Insurance Company
         c/o AmerUs Capital Management
         699 Walnut Street, Suite 300
         Des Moines, Iowa 50309
         Attention: Sondra Henry
         Telephone: (515) 362-3634
         Facsimile: (515) 283-3439

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: HARE & CO.

Taxpayer I.D. Number for Hare & Co.: 13-6062916

Taxpayer I.D. Number for American Investors: 48-0696320

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person (other than a Restricted Subsidiary) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person (other than a Restricted Subsidiary) beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Restricted Subsidiary or any corporation of which the Company and its Restricted Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests and (c) any other Person that is an officer or director of such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Agent" means Bank of America, National Association as collateral agent under the Intercreditor Agreement and the other Security Documents.

         "Agreements" is defined in Section 2.

         "Asset Disposition" means any Transfer except:

                  (a)      any

                           (1) Transfer from a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;

                           (2) Transfer from the Company to a Wholly-Owned Restricted Subsidiary; and

                           (3) Transfer from the Company to a Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary) or from a Restricted Subsidiary to another Restricted Subsidiary, which in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists and the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 10.1 owing to a Person other than a Restricted Subsidiary; and

                                   SCHEDULE B
                          (to Note Purchase Agreement)

                  (b) any Transfer made in the ordinary course of business and involving only property that is either (1) inventory held for sale or (2) equipment, fixtures, supplies or materials that are obsolete.

         "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California or New York, New York are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means Reliance Steel & Aluminum Co., a California corporation.

         "Competitor" shall mean any Person which is primarily engaged in the metals service center industry and the electro-polishing of stainless steel tubing and "Competitor Affiliate" shall mean with respect to any Competitor (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Competitor, (b) any other Person of which such Competitor at the time owns 25% or more on a consolidated basis of the equity interest of such Person, and (c) any other Person which at the time owns 25% or more of any class of the capital stock of such Competitor, provided that:

                  (a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor or Competitor Affiliate shall not of itself cause the Person providing such services to be deemed to be a Competitor or Competitor Affiliate;

                  (b) in no event shall an Institutional Investor be deemed a Competitor or Competitor Affiliate unless such Institutional Investor controls or is controlled by, or is under common control with, a Person which is primarily engaged in the metals service center industry and the electro-polishing of stainless steel tubing; and

                  (c) an Institutional Investor which would otherwise be deemed a Competitor or Competitor Affiliate pursuant to the foregoing provisions of this definition by virtue of its ownership or control as a portfolio investment of the equity securities of any Person primarily engaged in the metals service center industry and the electro-polishing of stainless steel tubing shall not be deemed a Competitor or Competitor Affiliate if such Institutional Investor has established "firewall" like-procedures which will prevent confidential information supplied to such Institutional Investor by the Company from being transmitted or otherwise made available to such Person.

As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Confidential Information" is defined in Section 20.

         "Consolidated Funded Debt" means, as of any date of determination, the total of all Funded Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Net Worth" means, at any time,

                  (a) the sum of (1) the par value of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (2) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

                  (b) to the extent included in clause (a) above, all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, minus

                  (c) the book value (established at the date of incurrence) of all Restricted Investments incurred after the date of the Closing in excess of an amount equal to 5% of the amount determined pursuant to clause (a) above.

         "Consolidated Total Assets" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

          "Credit Agreement" means that certain Credit Agreement dated as of October 24, 2001 among the Company, Bank of America, National Association, as administrative agent and the other financial institutions party thereto, as amended (or any credit facility entered into in replacement thereof).

         "Current Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date, provided that (a) Debt outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more and (b) Current Maturities of Funded Debt shall constitute Funded Debt and not Current Debt, even though such Debt by its terms matures on demand or within one year from such date.

         "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

         "Debt" means, with respect to any Person, without duplication,

                  (a)      its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c)      its Capital Lease Obligations;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all recourse obligations of such Person related to Receivable Securitization transactions;

                  (f) all obligations of such Person in respect of mandatorily redeemable Preferred Stock;

                  (g) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, other than undrawn amounts under letters of credit used in the ordinary course of business; and

                  (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company (other than Debt owing to the Company, any of its Subsidiaries or any Affiliate).

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means, with respect to amounts owing in respect of any series of Notes, that rate of interest that is the greater of (1) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of the applicable series or (2) the default rate of interest applicable as of the date of any determination hereunder to Debt outstanding under the Credit Agreement.

         "Disposition Value" means, at any time, with respect to any property

                  (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                  (a)      the government of

                           (1) the United States of America or any State or other political subdivision thereof, or

                           (2) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of performance bonds or letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f)      Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of July 1, 2003 entered into by and among Bank of America, National Association, as Agent and as Lender, the other financial institutions party to the Credit Agreement, as Lenders, and the Purchasers named in Schedule A attached hereto, as Noteholders, and acknowledged by the Company and the Subsidiary Guarantors, as amended, modified or restated from time to time.

         "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, Debt or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.6.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Other Agreements, any Security Document or the Notes, or (c) the validity or enforceability of this Agreement, the Other Agreements, any Security Document or the Notes.

          "Material Subsidiary" means, at any time, those Subsidiaries listed on
Schedule 5.4 and designated as Restricted Subsidiaries, and any other Restricted Subsidiary having at such time either (a) total net revenues for the period of the immediately preceding four fiscal quarters equal to or greater than 10% of the consolidated total net revenues of the Company and its Subsidiaries for such period or (b) total assets, as of the last day of the immediately preceding fiscal quarter, equal to or greater than 10% of the Consolidated Total Assets as of such date, in each case as reflected in the most recent annual or quarterly financial statements of the Company and its Subsidiaries, and any other Subsidiary that is a guarantor or obligor in respect of the Credit Agreement.

         "Memorandum" is defined in Section 5.3.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Net Proceeds Amount" means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in Section 2.

         "Other Purchasers" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Restricted Subsidiary to be used in the ordinary course of business of such Person.

         "PTE" is defined in Section 6.2(b).

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Receivable Securitization" means any transaction pursuant to which (a) accounts receivable are sold or transferred and (b) the seller of such accounts receivable (1) retains an interest in the accounts receivable sold or transferred or (2) assumes any liability in connection with such sale or transfer.

         "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer.

         "Restricted Investments" means all Investments except the following:

                  (a) property to be used in the ordinary course of business of the Company and its Subsidiaries;

                  (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

                  (c) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

                  (d) Investments existing on the date of the Closing and disclosed in Schedule C (including the Company's 50.5% equity investment in American Steel, L.L.C. in an amount equal to $8,605,000 as of December 31, 2002);

                  (e) Investments in United States Governmental Securities, provided that such obligations mature within three years from the date of acquisition thereof;

                  (f) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated one of the two highest ratings by at least one credit rating agency of recognized national standing, provided that such obligations mature within three years from the date of acquisition thereof;

                  (g) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (h) Investments in commercial paper given one of the two highest ratings by at least one credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and

                  (i) Investments in money market instrument programs which are classified as current assets in accordance with GAAP, which money market instrument programs are administered by an Acceptable Bank.

         As of any date of determination, each Restricted Investment shall be valued at the greater of:

                  (1) the amount at which such Restricted Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                  (2)      either

                           (i)      in the case of any Guaranty of the
                  obligation of any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

                           (ii)     in the case of any other Restricted
                  Investment, the excess of (A) the greater of (I) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (II) the cost thereof to the Company or its Restricted Subsidiary over (B) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

         As used in this definition of "Restricted Investments":

                  "Acceptable Bank" means Bank of America, National Association and any other bank or trust company (a) which is organized under the laws of the United States of America or any State thereof, (b) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (c) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given one of the two highest ratings by at least one credit rating agency of recognized national standing.

                  "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         "Restricted Subsidiary" shall mean those Subsidiaries listed on
Schedule 5.4 and designated as Restricted Subsidiaries and any other Subsidiary
(a) which is designated a Restricted Subsidiary by the Board of Directors of the Company in accordance with Section 10.11; (b) which is organized under the laws of the United States or any State thereof or Canada or any Province thereof or, subject to the last sentence of Section 10.11, Mexico or any State thereof; (c) which conducts substantially all of its business and has substantially all of its assets within the United States or Canada or, subject to the last sentence of Section 10.11, Mexico or any State thereof; and (d) of which at least 80% (by number of votes) of the voting interests is owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security Agreement" means that certain Security Agreement dated as of July 1, 2003 entered into by and between the Company, as debtor, certain Subsidiaries of the Company and Bank of America, National Association, as Agent for the benefit of the Lenders under the Credit Agreement and the holders of the Notes under this Agreement and the Other Agreements, as amended, modified or restated from time to time.

         "Security Documents" means the Intercreditor Agreement, the Subsidiary Guaranty, any supplement to the Subsidiary Guaranty contemplated by Section 9.6(b), the Security Agreement, any supplement to the Security Agreement contemplated by Section 9.6(b), and any other agreement, document or instrument entered into by the Company and/or any Subsidiary providing security for the Notes.

         "Senior Debt" of any Person means any Current Debt or Funded Debt of such Person not expressed to be subordinate or junior to any other Debt of such Person.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a

50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company. Notwithstanding the foregoing, American Steel, L.L.C. shall not be considered a Subsidiary for any purpose of this Agreement.

         "Subsidiary Guarantor" means any Material Subsidiary.

         "Subsidiary Guaranty" is defined in Section 9.6.

         "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Total Capitalization" means the sum of (a) Consolidated Funded Debt plus (b) Consolidated Net Worth.

         "Transfer" means, with respect to any Person, any transaction in which such Person sells (including, without limitation, selling in connection with a sale and leaseback transaction), conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and
(b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

         "Unrestricted Subsidiary" shall mean any Subsidiary that is not a Restricted Subsidiary.

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%), or in the case of Valex Corp. ninety-five percent (95%), of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                              EXISTING INVESTMENTS

         Fifty and one-half percent (50.5%) equity investment in American Steel, L.L.C. As of December 31, 2002, the Company's investment in American Steel, L.L.C. was equal to approximately $8,605,000. Effective May 1, 2002, the Company acquired a majority interest in American Steel, L.L.C. and began consolidating its results with those of the Company.

                                   SCHEDULE C
                          (to Note Purchase Agreement)

                         CHANGES IN CORPORATE STRUCTURE

         If the Company successfully completes its due diligence and all of the conditions precedent to closing have been satisfied or waived, the Company expects to complete the acquisition of Precision Strip, Inc. and its related entities described in the Memorandum. Precision Strip, Inc. would then become a Subsidiary of RSAC Management Corp., which is a Wholly-Owned Subsidiary of the Company, and would become a Restricted Subsidiary under this Agreement. The financial results of Precision Strip, Inc. would then be consolidated with those of the Company, including the debt and other liabilities.

                                  SCHEDULE 4.9
                          (to Note Purchase Agreement)

                              DISCLOSURE MATERIALS

         The Company is in the process of performing a due diligence investigation of Precision Strip, Inc. and its related entities for the purpose of acquiring the business and company. The information regarding Precision Strip, Inc. that is included in the Memorandum was provided by Precision Strip, Inc. The Company has not verified each of the statements, and, accordingly, cannot represent that the statements do not contain any untrue statement of a material fact or omit to state any material facts necessary to make the statements therein not misleading. The Company does not, however, know of any untrue statement of a material fact or any omission of any material fact necessary to make the statements therein not misleading. The Company is not obligated to correct the Memorandum if it discovers any such facts prior to the date of this Agreement. If the acquisition is successfully concluded, Precision Strip, Inc. would become a Restricted Subsidiary and would be a guarantor of the Notes under the Master Subsidiary Guaranty.

                                  SCHEDULE 5.3
                          (to Note Purchase Agreement)

                             NAMES AND OWNERSHIP OF
                           SUBSIDIARIES OF THE COMPANY

                                                                                        PERCENTAGE
              NAME OF SUBSIDIARY(1)                                                    OWNED BY THE
        AND JURISDICTION OF INCORPORATION                 CLASS OF CAPITAL STOCK         COMPANY(2)
(3)  Allegheny Steel Distributors, Inc., a                   Common Stock                  100%
     Pennsylvania corporation

(3)  Aluminum and Stainless, Inc., a Louisiana               Common Stock                  100%
     corporation

(3)  American Metals Corporation, a California               Common Stock                  100%
     corporation

(3)  AMI Metals, Inc. a Tennessee corporation                Common Stock                  100%

(3)  CCC Steel, Inc., a Delaware corporation                 Common Stock                  100%

(3)  Central Plains Steel Co., a Kansas corporation          Common Stock                  100%

(3)  Chatham Steel Corporation, a Georgia corporation        Common Stock                  100%

(3)  Durrett Sheppard Steel Co., Inc., a California          Common Stock                  100%
     corporation

(3)  Liebovich Bros., Inc., an Illinois corporation          Common Stock                  100%

(3)  Lusk Metals, a California corporation                   Common Stock                  100%

(3)  Pacific Metal Company, an Oregon corporation            Common Stock                  100%

(3)  PDM Steel Service Centers, Inc., a California           Common Stock                  100%
     corporation

(3)  Phoenix Corporation, a Georgia corporation              Common Stock                  100%

(3)  RSAC Management Corp., a California corporation         Common Stock                  100%(4)

----------------------

(1) The Company owns certain shell corporations for the purpose of protecting the names "Reliance Steel Company" in Nevada; "Reliance Metalcenters" in Arizona, and Texas; and "Tube Service Co.," in California and a limited liability company in California, Matco Metals West LLC, for purposes of purchasing metals.

(2) The shares of all of the subsidiaries listed below (other than RSAC Management Corp.) are owned by RSAC Management Corp., which is a wholly-owned subsidiary of the Company.

(3) The above designated Subsidiaries are Restricted Subsidiaries as defined in the Note Purchase Agreement.

(4) RSAC Management Corp. provides certain administrative and financial services to the subsidiaries, but is not a metals service center.

                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                                                                                        PERCENTAGE
              NAME OF SUBSIDIARY(1)                                                    OWNED BY THE
        AND JURISDICTION OF INCORPORATION                 CLASS OF CAPITAL STOCK         COMPANY(2)
(3)  Service Steel Aerospace Corp., a Delaware            Common Stock                     100%
     corporation

(3)  Siskin Steel & Supply Company, Inc., a Tennessee     Voting Common Stock              100%
     corporation                                          Non-voting Common Stock          100%

(3)  Toma Metals, Inc., a Pennsylvania corporation        Common Stock                     100%

(3)  Valex Corp., a California corporation                Common Stock                    97.4%

(3)  Viking Materials, Inc., a Minnesota corporation      Voting Common Stock              100%

                                                          Non-voting Common Stock          100%

                                                                                       PERCENTAGE
                    NAME OF AFFILIATE                                                   OWNED BY
            AND JURISDICTION OF INCORPORATION                EQUITY INTEREST           THE COMPANY
American Steel, LLC, an Oregon limited                     Membership Interests           50.5%
liability company

RESTRICTIONS

         The Restricted Subsidiaries of the Company are guarantors of the Company's primary credit facility with Bank of America, National Association, as Administrative Agent and the Lenders listed therein, and, accordingly, are subject to certain restrictions, none of which would prohibit any such Restricted Subsidiary from paying dividends to the Company out of profits or making any other similar distributions of profits to the Company.

         When the Company merged MetalCenter, Inc. with and into the Company, the Company became obligated on those Variable Rate Demand Industrial Development Revenue Bonds, Series 1989 A, issued by MetalCenter, Inc., in favor of Industrial Development Authority of the City of Santa Fe Springs, a public, corporate instrumentality of the state of California, due July 1, 2014, with a principal balance of $2.75 million as of December 31, 2002, which are secured by a letter of credit issued by Bank of America, National Association, which contain certain restrictions but do not prohibit the Company from paying dividends out of profits or making any other similar distributions from profits.

         When the Company acquired Viking Materials, Inc., Viking Materials, Inc. was obligated on those Variable Rate Demand Industrial Development Revenue Bonds, Series 1999, issued by Viking Materials, Inc., in favor of the City of Minneapolis, a public, corporate instrumentality in the state of Minnesota, due March 1, 2009, with a principal balance of $2.25 million as of December 31, 2002, which are secured by a letter of credit issued by Bank of

                                     5.4-2

America, National Association, which contain certain restrictions but do not prohibit Viking Materials, Inc. from paying dividends out of profits or making any other similar distributions from profits to the Company.

         When the Company acquired an additional membership unit of American Steel, L.L.C. effective May 1, 2002, the Company began consolidating the financial results of American Steel, L.L.C, including its obligations under that Credit Agreement dated as of May 1, 2002 in favor of Bank of America, National Association, due June 30, 2004, with a principal balance of $21.43 million as of December 31, 2002, which contains certain restrictions including a prohibition limiting dividends that can be paid out of profits or other similar distributions from profits to the Company and the minority owner of the remainder of the joint venture as set forth in the Operating Agreement with respect to American Steel, L.L.C., as amended.

OFFICERS AND DIRECTORS OF THE COMPANY

OFFICERS

      NAME                                          POSITION
David H. Hannah                   Chief Executive Officer
Gregg J. Mollins                  President and
                                  Chief Operating Officer
Karla R. McDowell                 Executive Vice President and Chief Financial
                                  Officer
James P. MacBeth                  Senior Vice President, Carbon Steel Operations
William K. Sales, Jr.             Senior Vice President, Non-Ferrous Operations
Donna Newton                      Vice President, Human Resources
Kay Rustand                       Vice President and General Counsel
Yvette M. Schiotis                Secretary

DIRECTORS

Joe D. Crider
Thomas W. Gimbel
Douglas M. Hayes
Robert Henigson
David H. Hannah
Franklin R. Johnson
Gregg J. Mollins
William I. Rumer
Leslie A. Waite

                                     5.4-3

                              FINANCIAL STATEMENTS

         The Company has delivered to each Purchaser copies of the following financial statements of the Company and its Restricted Subsidiaries:

                  Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002.

                  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

                  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

                  Proxy dated April 14, 2003.

                  Prospectus dated June 28, 2001.

         Although the Company included in the Memorandum certain information regarding Precision Strip, Inc., the Company does not make any representations with respect to such information. The Company provided information about Precision Strip, Inc. that was provided to the Company by Precision Strip, Inc. and that the Company has not yet verified in its entirety.

                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                               CERTAIN LITIGATION

         From time to time, the Company is a party to certain actions, suits or proceedings in the ordinary course of its business, but the Company is not aware of any such pending actions, suits or proceedings or threatened actions, suits or proceedings that, individually or in the aggregate, could be expected to have a Material Adverse Effect.

                                  SCHEDULE 5.8
                          (to Note Purchase Agreement)

                                  PATENTS, ETC.

         No exceptions.

                                  SCHEDULE 5.11
                          (to Note Purchase Agreement)

                                 USE OF PROCEEDS

         The Company intends to use the proceeds from the sale of the Notes principally in connection with the acquisition of Precision Strip, Inc., either for payment of the purchase price, general corporate purposes, working capital, or repayment of debt.

                                  SCHEDULE 5.14
                          (to Note Purchase Agreement)

                                  EXISTING DEBT

         The following is a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of December 31, 2002:

                  1. Revolving credit facility with Bank of America, National Association, as Administrative Agent and the Lenders listed therein, with maximum credit available of $335 million and an outstanding balance as of December 31, 2002 of $38 million, which is guaranteed by the Company's Material Subsidiaries. At December 31, 2002, the Company also had $10,900,000 of letters of credit outstanding and $39,100,000 available, under this syndicated credit facility. The holders are or will be granted a security interest and a Lien under the Security Agreement that will be a first priority pari passu Lien.

                  2. Variable Rate Demand Industrial Development Revenue Bonds, Series 1989 A, issued by MetalCenter, Inc. in favor of Industrial Development Authority of the City of Santa Fe Springs, a public, corporate instrumentality of the State of California due July 1, 2014, with a principal balance of $2.75 million as of December 31, 2002, which are secured by a letter of credit issued by Bank of America, National Association.

                  3. Senior unsecured notes dated November 1, 1996, and September 16, 1997 in the aggregate principal amount of $130 million in favor of certain institutional investors, which are guaranteed by the Company's Material Subsidiaries. The holders are or will be granted a security interest and a Lien under the Security Agreement that will be a first priority pari passu Lien.

                  4. Senior unsecured notes dated October 15, 1998 in the aggregate principal amount of $150 million in favor of certain institutional investors, which are guaranteed by the Company's Material Subsidiaries. The holders are or will be granted a security interest and a Lien under the Security Agreement that will be a first priority pari passu Lien.

                  5. Variable Rate Demand Industrial Development Revenue Bonds, Series 1999, issued by Viking Materials, Inc. in favor of the City of Minneapolis, Minnesota, due March 1, 2009, with a principal balance of $2.225 million as of December 31, 2002, which are secured by a letter of credit issued by Bank of America, National Association.

         The outstanding balances on the credit facilities listed above may change from time to time.

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                              FORM OF SERIES L NOTE

                      THIS NOTE IS SUBJECT TO THE TERMS AND
                  CONDITIONS CONTAINED IN A COLLATERAL AGENCY
                    AND INTERCREDITOR AGREEMENT THAT, AMONG
                    OTHER THINGS, ESTABLISHES CERTAIN RIGHTS
                   WITH RESPECT TO THE SECURITY FOR THIS NOTE
                    AND THE SHARING OF PROCEEDS THEREOF WITH
                  CERTAIN OTHER SECURED CREDITORS (AS DEFINED
                   IN THE COLLATERAL AGENCY AND INTERCREDITOR
                  AGREEMENT). AS A CONDITION TO TRANSFER, ANY
                  TRANSFEREE OF A NOTE MUST BECOME A PARTY TO
                    THE COLLATERAL AGENCY AND INTERCREDITOR
                      AGREEMENT. COPIES OF SUCH COLLATERAL
                   AGENCY AND INTERCREDITOR AGREEMENT WILL BE
                    FURNISHED TO ANY HOLDER OF THIS NOTE UPON
                    REQUEST TO RELIANCE STEEL & ALUMINUM CO.
                           AND RSAC MANAGEMENT CORP.

                          RELIANCE STEEL & ALUMINUM CO.

              4.87% SENIOR SECURED NOTE, SERIES L, DUE JULY 1, 2011

No. LR-___                                                    ___________, ____
$____________                                                  PPN 75952* AR 1

         FOR VALUE RECEIVED, the undersigned, RELIANCE STEEL & ALUMINUM CO. (herein called the "Company"), a corporation organized and existing under the laws of the State of California, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS on July 1, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.87% per annum from the date hereof, payable semiannually, on the first day of July and January in each year, commencing with the July 1 or January 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to the greater of (1) 6.87% or (2) the default rate of interest applicable as of the date of any determination hereunder to Debt outstanding under the Credit Agreement (as such terms are defined in the Note Purchase Agreements referred to below).

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of

                                   EXHIBIT 1A
                          (to Note Purchase Agreement)

Bank of America, National Association, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of 4.87% Senior Secured Notes, Series L, due July 1, 2011 issued in an aggregate principal amount of $60,000,000 (the "Series L Notes"), together with the 5.35% Senior Secured Notes, Series M, due July 1, 2013 issued in an aggregate principal amount of $75,000,000 (the "Series M Notes"; said Series M Notes, together with the Series L Notes, being hereinafter referred to collectively as the "Notes"), pursuant to separate Note Purchase Agreements, each dated as of July 1, 2003 (as from time to time amended, collectively, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Note Purchase Agreements). Each holder of this Note will be deemed, by its acceptance hereof,
(i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements. Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreements unless defined herein.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1A-2

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    RELIANCE STEEL & ALUMINUM CO.

                                    By ________________________________________
                                       Title

                                    By ________________________________________
                                       Title

                                     E-1A-3

                              FORM OF SERIES M NOTE

                      THIS NOTE IS SUBJECT TO THE TERMS AND
                  CONDITIONS CONTAINED IN A COLLATERAL AGENCY
                    AND INTERCREDITOR AGREEMENT THAT, AMONG
                    OTHER THINGS, ESTABLISHES CERTAIN RIGHTS
                   WITH RESPECT TO THE SECURITY FOR THIS NOTE
                    AND THE SHARING OF PROCEEDS THEREOF WITH
                  CERTAIN OTHER SECURED CREDITORS (AS DEFINED
                   IN THE COLLATERAL AGENCY AND INTERCREDITOR
                  AGREEMENT). AS A CONDITION TO TRANSFER, ANY
                  TRANSFEREE OF A NOTE MUST BECOME A PARTY TO
                     THE COLLATERAL AGENCY AND INTERCREDITOR
                      AGREEMENT. COPIES OF SUCH COLLATERAL
                   AGENCY AND INTERCREDITOR AGREEMENT WILL BE
                    FURNISHED TO ANY HOLDER OF THIS NOTE UPON
                    REQUEST TO RELIANCE STEEL & ALUMINUM CO.
                           AND RSAC MANAGEMENT CORP.

                          RELIANCE STEEL & ALUMINUM CO.

              5.35% SENIOR SECURED NOTE, SERIES M, DUE JULY 1, 2013

No. MR-___                                                   ____________, ____
$____________                                                 PPN 75952* AS 9

         FOR VALUE RECEIVED, the undersigned, RELIANCE STEEL & ALUMINUM CO. (herein called the "Company"), a corporation organized and existing under the laws of the State of California, hereby promises to pay to ____________________, or registered assigns, the principal sum of ________________________ DOLLARS on July 1, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.35% per annum from the date hereof, payable semiannually, on the first day of July and January in each year, commencing with the July 1 or January 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to the greater of (1) 7.35% or (2) the default rate of interest applicable as of the date of any determination hereunder to Debt outstanding under Credit Agreement (as such terms are defined in the Note Purchase Agreements referred to below).

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of

                                   EXHIBIT 1B
                          (to Note Purchase Agreement)

Bank of America, National Association, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of 5.35% Senior Secured Notes, Series M, due July 1, 2013 issued in an aggregate principal amount of $75,000,000 (the "Series M Notes"), together with the 4.87% Senior Secured Notes, Series L, due July 1, 2011 issued in an aggregate principal amount of $60,000,000 (the "Series L Notes"; said Series L Notes, together with the Series M hereinafter referred to collectively as the "Notes"), pursuant to separate Note Purchase Agreements, each dated as of July 1, 2003 (as from time to time amended, collectively, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Note Purchase Agreements). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements. Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreements unless defined herein.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1B-2

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    RELIANCE STEEL & ALUMINUM CO.

                                    By ________________________________________
                                       Title

                                    By ________________________________________
                                       Title

                                     E-1B-3

                       FORM OF OPINION OF COMPANY COUNSEL

         The closing opinion of Kay Rustand, Esq., General Counsel for the Company, which is called for by Section 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be reasonably satisfactory in scope and form to the Purchasers and shall be to the effect that:

                  1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, has the corporate power and the corporate authority to execute and perform each of the Agreement, the Other Agreements and the Security Documents and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.

                  2. Each Restricted Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary and all of the issued and outstanding shares of capital stock of each such Restricted Subsidiary have been duly issued, are fully paid and non-assessable and, except for 3,000 shares (representing less than 3% of the issued and outstanding shares) of the capital stock of Valex Corp. owned by the President of Valex Corp., are owned by the Company.

                  3. Each of the Agreement, the Other Agreements and the Security Documents have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)
         connection with the execution and delivery of the Agreement, the Other Agreements, any Security Document or the Notes.

                  6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement, the Other Agreements and each Security Document do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                  7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement and the Other Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                  8. There are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority either (a) with respect to the Agreement, the Other Agreements, any Security Document or the Notes or (b) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  9. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and as contemplated by the Agreement and the Other Agreements (including, without limitation, the representations and warranties set forth in the Note Purchase Agreement) do not violate or conflict with Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

                  10. The Company is not an "investment company," or a company "controlled" by an "investment company," under the Investment Company Act of 1940, as amended.

                  11. The Security Agreement and/or financing statements or similar notices with respect thereto have been filed for record or recorded in all public offices wherein such filing or recordation is necessary to perfect the Lien in the Collateral (as defined in the Intercreditor Agreement) as against creditors of and purchasers from the Company, and each Existing Guarantor. The Security Agreement creates a perfected Lien in the Collateral in favor of Bank of America, N.A., as Collateral Agent, for the benefit of the holders of the Notes, subject only to the liens and encumbrances permitted thereby.

         The opinion of Kay Rustand, Esq. is limited to the laws of the State of California, the laws of the State of New York, the Federal laws of the United States and the securities laws of the Purchasers' states of residence, shown in Exhibit A, as reported in current standard compilations thereof. The opinion of Kay Rustand, Esq. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact

                                   E-4.4(a)-2
on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and representations of the Purchasers set forth in the Agreement, the Other Agreements or any Security Document.

                                   E-4.4(a)-3

                           FORM OF OPINION OF COUNSEL
                          TO THE SUBSIDIARY GUARANTORS

         The closing opinion of Kay Rustand, Esq., counsel to each Subsidiary Guarantor, which is called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be reasonably satisfactory in scope and form to the Purchasers and shall be to the effect that:

                  1. The Subsidiary Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and the corporate authority to execute and perform each Security Document to which it is a party and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.

                  2. Each Security Document to which it is a party has been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantor, has been duly executed and delivered by the Subsidiary Guarantor and constitutes the legal, valid and binding contract of the Subsidiary Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  3. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of any Security Document to which it is a party.

                  4. The execution, delivery and performance by the Subsidiary Guarantor of each Security Document to which it is a party do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Subsidiary Guarantor pursuant to the provisions of its charter document or By-laws or any agreement or other instrument known to such counsel to which the Subsidiary Guarantor is a party or by which the Subsidiary Guarantor may be bound.

                  5. There are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against or affecting the Subsidiary Guarantor or any property of the Subsidiary Guarantor in any court or before any arbitrator of any kind or before or by any Governmental Authority either (a) with respect to any Security Document to which it is a party or (b) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

         The opinion of counsel to each Subsidiary Guarantor shall be limited to the laws of the jurisdiction of incorporation of such Subsidiary Guarantor, the laws of the State of New York, the Federal laws of the United States and the securities laws of the Purchasers' states of residence, shown in Exhibit A, as reported in current standard compilations thereof. The opinion of counsel to each Subsidiary Guarantor shall cover such other matters relating to the Security Documents to which it is a party as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Subsidiary Guarantors and representations of the Purchasers set forth in the Agreement, the Other Agreements and the Security Documents.

                                   E-4.4(b)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(c) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be reasonably satisfactory in form and substance to the Purchasers and shall be to the effect that:

                  1. The Company is a corporation, validly existing and in good standing under the laws of the State of California and has the corporate power and the corporate authority to execute and deliver each of the Agreement, the Other Agreements and the Security Documents and to issue the Notes.

                  2. Each of the Agreement, the Other Agreements and the Security Documents have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and the Agreement and the Other Agreements constitute the legal, valid and binding contracts of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement and the Other Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinions of Kay Rustand, Esq., General Counsel for the Company, with respect to the Company and each of the Subsidiary Guarantors are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of California, the By-laws of the Company and the general business corporation law of the State of California. The opinion of Chapman and Cutler is limited to the laws of the State of

                                 EXHIBIT 4.4(c)
                          (to Note Purchase Agreement)

New York, the general business corporation law of the State of California and the Federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                                   E-4.4(c)-2

                           FORM OF SECURITY AGREEMENT

                                  EXHIBIT 4.10
                          (to Note Purchase Agreement)

                         FORM OF INTERCREDITOR AGREEMENT

                                  EXHIBIT 4.11
                          (to Note Purchase Agreement)

         FORM OF EVIDENCE WITH RESPECT TO RELEASE OF SECURITY AGREEMENT

                                 EXHIBIT 9.6(a)
                          (to Note Purchase Agreement)

                           FORM OF SUBSIDIARY GUARANTY

                                 EXHIBIT 9.6(b)
                          (to Note Purchase Agreement)